Exhibit 10.4

FIRST AMENDMENT TO OFFICE LEASE

THIS FIRST AMENDMENT TO OFFICE LEASE (“Amendment”) is made and entered into as of March 8, 2018, between HERTZ MEMPHIS THREE, LLC, a Delaware limited liability company (“Landlord”), and GTX, INC., a Delaware corporation (“Tenant”).

RECITALS

This Amendment is based upon the following recitals:

A.                                    Landlord and Tenant entered into an Office Lease dated April 13, 2015(“Lease”), for the premises (“Premises”) comprising 26,250 rentable square feet (“RSF”) consisting of Suite 700, comprising approximately 21,500 RSF located on the 7th Floor of the building, and Suite 850, comprising approximately 4,750 RSF located on the 8th Floor of the building commonly known as the Toyota Center Building located at 175 Toyota Plaza, Memphis TN 38103 (“Building”).

B.                                    Landlord and Tenant desire to amend the Lease to extend the Term and otherwise modify the Lease as set forth herein.

THEREFORE, in consideration of the mutual covenants and agreements stated in the Lease and below, and for other sufficient consideration received and acknowledged by each party, Landlord and Tenant agree to amend the Lease as follows:

1.                                      RECITALS. All of the above Recitals are fully incorporated.

2.                                      EXTENSION OF LEASE TERM. The Term of the Lease is currently scheduled to expire, by its terms, on April 30, 2018. The Term of the Lease shall be extended for a twelve (12) month term, to begin on May 1, 2018, and to expire on April 30, 2019 (“First Amendment Extension Term”). April 30, 2019 shall hereinafter be referred to as the new “Expiration Date” of the Lease.

3.                                      BASE RENT. During the First Amendment Extension Term, the Base Rent shall be payable in monthly installments adjusted as follows:

Period or Months	Annual Rate per Rentable Square Foot (26,250 RSF)	Monthly Base Rent
May 1, 2018 – April 30, 2019	$18.57	$40,621.88

4.                                      ADDITIONAL RENT. Tenant shall continue to pay Additional Rent for the Premises during the First Amendment Extension Term according to §4.2 of the Lease; provide, however, that effective May 1, 2018, the Base Year shall change to Landlord’s Fiscal Year ending December 31, 2018.

5.                                      DELIVERY OF AND IMPROVEMENTS TO THE PREMISES. Tenant acknowledges that (a) it is currently occupying the Premises and accepts same in “as-is” condition, (b) as of the date of this Amendment, the Premises are in good order and satisfactory condition, and (c) no promises to alter, remodel or improve the Premises or Building and no representations concerning the condition of the Premises or Building have been made by Landlord to Tenant other than as may be expressly stated in the Lease (including this Amendment). Landlord shall have no obligation to perform any remodeling, alterations, improvements or installations, or other work of any kind whatsoever in or to the Premises pursuant to this Amendment.

6.                                      NOTICES. Commencing as of the date of this Amendment, Notices to Landlord must be given as follows:

6.1.                            Miscellaneous Requests. All miscellaneous requests under the Lease, including but not limited to work orders, overtime air, access cards, construction, maintenance, and other management matters relating to the Property shall be sent to the following address:

Hertz Memphis Three, LLC

22 North Front Street, Suite 760

Memphis, TN 38103

Attn: Property Manager

Email: propertymanager@toyotacenter.hertzgroup.com

6.2.                            Official Notices. All official notices required to be given to the Landlord under the Lease shall be sent to the following address, with a copy of each such notice to be given to the address set forth in §6.1 above:

Hertz Memphis Three, LLC

c/o Hertz Investment Group, LLC

21860 Burbank Blvd., Suite 300 South

Woodland Hills, CA 91367

Attn: Asset Manager

Email: assetmanager@toyotacenter.hertzgroup.com

6.3.                            Payments, Including Rent. All payments, including but not limited to payments of Rent shall be made to the following address:

Hertz Memphis Three, LLC

22 North Front Street, Suite 760

Memphis, TN 38103

6.4.                            Method of Giving Notices. By notice to the other, either party may change its Notice Address. Each notice must be in writing and will be validly given if either: (x) the notice is personally delivered and receipt is acknowledged in writing; (y) the notice is delivered by a nationally recognized overnight courier service (e.g., FedEx or Airborne Express) and receipt is acknowledged in writing; or (z) the notice is deposited in the US Mail as first-class, certified or registered mail, postage prepaid, then the notice will be deemed received by the party two (2) business days after such deposit.

7.                                      REPRESENTATIONS AND WARRANTIES. As and for partial consideration for Landlord’s execution of this Amendment, Tenant hereby represents, warrants and agrees that, as of the date hereof: (a) Landlord is not in default under any of the terms or provisions of the Lease, and no event has occurred which, with the passage of time or the giving of notice, or either of them, would constitute a default by Landlord; and (b) Tenant does not have any current offset or defense to its performance or obligations under the Lease.

8.                                      MISCELLANEOUS.

8.1.                            This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord except as permitted under Section 17.12 of the Lease.

8.2.                            Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

8.3.                            In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

8.4.                            Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

8.5.                            The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

8.6.                            Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than Commercial Advisors, LLC on behalf of Tenant and CBRE, Inc. on behalf of Landlord (“Brokers”). Landlord will pay all fees, commissions or other compensation payable to Brokers, if any, pursuant to the terms of separate agreements. Tenant agrees to indemnify and hold Landlord and its Affiliates harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker other than the Brokers in connection with this Amendment. Landlord agrees to indemnify and hold Tenant and its Affiliates harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

8.7.                            Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

8.8.                            Landlord and Tenant ratify and confirm the Lease and agree that this Amendment shall bind and inure to the benefit of the parties, and their respective successors, assigns and representatives as of the date first stated.

[SIGNATURES TO IMMEDIATELY FOLLOW]

AFFIRMING THE ABOVE, the parties have executed this Amendment on the date first stated.

LANDLORD:

HERTZ MEMPHIS THREE, LLC

a Delaware limited liability company

By:	Hertz Memphis Three Manager, Inc.
a Delaware corporation, its Manager

By:	/s/ James M. Ingram
Name:	James M. Ingram
Title:	EVP & CIO

TENANT:

GTX, INC.

a Delaware corporation

By:	/s/ Jason Shackelford
Name:	Jason Shackelford
Title:	VP, Finance and Accounting